Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

3 October 2025

 raymond.ng@harneys.com

+852 5806 7883

066171-0001-RLN

Raytech Holding Limited
Aegis Chambers, 1st Floor
Ellen Skelton Building
3076 Sir Francis Drake’s Highway
Road Town, Tortola, VG1110
British Virgin Islands

Dear Sir or Madam

Raytech Holding Limited (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands advisers to the Company in connection with the Company’s registration statement on Form F-3 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the offering from time to time up to a total amount of US$500,000,000, consisting of ordinary shares of par value US$0.00000625 per share of the Company (the Shares), warrants, rights and units of the Company, or any combination thereof (collectively, the Registrable Securities).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement. The Company has informed us that the Registrable Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Registrable Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable authorisation (the Board Authorisations) by the board of directors of the Company (the Board) and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Registrable Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Registrable Securities.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | SG Gray | PM Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a BVI business company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Maximum Number of Authorized Shares. Based on our review of the M&A (as defined in Schedule 1), the Company is authorized to issue up to a maximum of 8,000,000,000 ordinary shares of a single class each with a par value of US$0.00000625.

3	Valid Issuance of Shares. When (i) the allotment and issuance of the Shares as contemplated by the Registration Statement and the final terms of such allotment and issuance have been duly approved and authorised by the appropriate Board Authorisations; (ii) the Shares are allotted, issued and fully paid for in accordance with the Registration Statement; and (iii) the names of the shareholders are entered in the register of members of the Company, the Shares will be validly allotted, issued, fully paid and non- assessable.

4	British Virgin Islands Law. The statements under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Description of Shares” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	the certificate of incorporation of the Company dated 24 June 2022;

2	the amended and restated memorandum and articles of association of the Company dated 10 May 2023 (the M&A);

3	the register of directors of the Company provided to us on 28 May 2025;

4	a copy of the unanimous written resolutions of the directors of the Company dated 3 October 2025 (the Resolutions);

5	a certificate of good standing in respect of the Company issued by the Registrar of Corporate Affairs dated 25 September 2025;

6	a certificate of incumbency in respect of the company issued by the registered agent of the Company, Aegis International Group Limited, on 25 September 2025;

7	a certificate from a director of the Company dated 3 October 2025, a copy of which is attached hereto (the Director’s Certificate); and

8	the Registration Statement filed with the Commission on 3 October 2025.

(1 to 7 above are the Corporate Documents, and 1 to 8 above are the Documents).

SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The written Resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of the Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, it must pay its annual licence fees to the Registrar of Corporate Affairs, and comply with its mandated statutory obligations.

Annex

Director’s Certificate

Raytech Holding Limited

incorporated in the British Virgin Islands

Company No. 2101655

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the amended and restated memorandum and article of association of the Company dated 10 May 2023 remain in full force and effect and are otherwise unamended;

(b)	the unanimous written resolutions of the board of directors dated October 3, 2025 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Ching Tim Hoi
Name: Ching Tim Hoi	Date: October 3, 2025
Director